CODE OF ETHICS

204A-1

17j-1

Avant Capital Management I, L.L.C.

Amended June 1, 2010

Table of Contents

I.   Background

II.   Statement of Principals

III.   Duty to Report Violations of the Code

IV.   Acknowledgement of Receipt of this Code

V.   Insider Trading Policy

VI.   Restrictions Relating to Securities Transactions

VII.   Service as a Director

VIII.   Reporting Requirements for Employees, Access Persons, and Independent Directors

IX.   Exempted Securities and Transactions

X.   Sanctions

XI.   Administration of the Code of Ethics

XII.   Approval and Review by Boards of Directors

XIII.   Definitions

IMPORTANT:   All Employees must read and acknowledge receipt and understanding of this

Code of Ethics.

I.

Background

A.  This  Code  is  adopted  under  Rule  17j-1,  under  the  Investment  Company  Act  of  1940,  and  Rule

204A-1,  under  the  Investment  Advisers  Act  of  1940,  for  Avant  Capital  Management  I,  L.L.C.

(“ACM-I”).

B.  This  Code  is  designed  to  prevent  fraud  by  reinforcing  fiduciary  principles  that  must  govern  the conduct  of  Employees.  This  Code  sets  forth  standards  of  conduct  expected  of  Employees,  and

addresses   conflicts   that   arise   from   personal   trading.  Employees  (1)  must  adhere  to  fiduciary

standards,  (2)  have  obligations  to  Clients,  (3)  may be  required  to  restrict  their  personal  trading,  and

(4) may be required to report their personal securities transactions and holdings.

C. Questions concerning this Code should be referred to the Chief Compliance Officer.

II.

Statement of Principles

A.  Fiduciary  Standards.  This  Code  is  based  on  the  fundamental  principle  that  ACM-I  and  its

Employees   must   put   Client   interests   first.   As   an   investment   adviser,   ACM-I   has   fiduciary

responsibilities  to  its  Clients.  Fiduciaries  owe  their  clients  a  duty  of  honesty,  good  faith,  and  fair dealing.  As  a  fiduciary,  ACM-I  must  act  at  all  times  in  its  Clients’  best  interests  and  must  avoid  or disclose  conflicts  of  interests.  Among  ACM-I’s  fiduciary  responsibilities  is  the  responsibility  to ensure that its Employees conduct their personal securities transactions in a manner which does not interfere  or  appear  to  interfere  with  any  Client  transactions  or  otherwise  take  unfair  advantage  of their  relationship  to  Clients.  All  Employees  must  adhere  to  this  fundamental  principle  as  well  as comply  with  the  specific  provisions  applicable  to  Employees  or  Access  Persons,  set  forth  in  this

Code.  It  bears  emphasis  that  technical  compliance  with  this  Code’s  provisions  will  not  insulate

from   scrutiny   transactions   which   show   a   pattern   of   compromise   or   abuse   of   an   Employee's

fiduciary  responsibilities  to  Clients.  Accordingly,  all  Employees  must  seek  to  avoid  any  actual  or potential  conflicts  between  their  personal  interest  and the interest of Clients. In sum, all Employees shall place the interest of Clients before personal interests.

B.   Compliance   with   Applicable   Federal   Securities   Laws.   All   Employees   must   comply   with

applicable   Federal   Securities   Laws   as   defined   in   this   Code.   Among   other   prohibitions,   an

Employee  shall  not:  (1)  employ  any  device,  scheme  or  artifice  to  defraud  a  Client;  (2)  make  any untrue  statement  of  a  material  fact  (or  omit  to  state  a  material  fact  necessary  in  order  to  make  the statements  made  not  misleading)  to  an  Employee  making  investment  decisions  or  to  an  officer  or member  of  the  Compliance  Department  investigating  securities  transactions;  (3)  engage  in  any  act,

practice,  or  course  of  business  that  operates  or  would  operate  as  a  fraud or  deceit  to a Client;  or  (4)

engage  in  any  manipulative  practice  with  respect  to  a  Client.  Questions  regarding  compliance  with applicable Federal Securities laws may be directed to the Chief Compliance Officer.

III.

Duty to Report Violations of the Code

A.  Duty  to  Report  Violation.  An  Employee  who  knows  of  a  violation  of  this  Code  has  a  duty  to report such violation promptly to the Compliance Department.

B.  Compliance  Department  Procedures  Regarding  Reported  Violations.  The  Chief  Compliance

Officer  shall  maintain  procedures  which  reasonably  ensure  that  he  or  she  is  aware  of  all  reported violations of this Code.

C.   Prohibition   Against   Retaliation.   All   Employees   are   prohibited   from   retaliating   against   an

Employee  who  reports  a  violation  of  this  Code.  An  act  of  retaliation  is  itself  a  violation  of  this

Code and subject to sanctions.

IV.

Acknowledgement of Receipt of this Code

A. Receipt of the Code Upon Employment or Promotion to Access Person.

(1)  Employees.  The  Compliance  Department  shall  ensure  that  each  new  Employee  is  given  a  copy

of   this   Code   upon   commencement   of   employment.   Within   10   days   of   commencement   of

employment  (the  Employee’s  first  day  on  payroll),  each  Employee  shall  file  an  Acknowledgement with the Compliance Department stating that he or she has read and understands this Code.

(2)  Access  Persons.  Each  new  Access  Person  will  be  notified  of  their  status  as  an  Access  Person

upon   commencement   of   their   employment   as   such.   Within   10   days   of   commencement   of

employment,  each  employee  shall  file  an  Acknowledgement  with  the  Compliance  Department stating that he or she has read and understands the provisions of the Code.

B.   Amendments   to   this   Code.   The   Compliance   Department   shall   ensure   that   all   Employees

(including  Access  Persons)  receive  a  copy  of  this  Code  promptly  after  any  material  amendments  to this  Code.  Within  10  days  of  receiving  a  copy  of  the  amended  Code,  each  Employee  shall  file  an

Acknowledgement with the Compliance Department stating that he or she has read and understands the provisions of the amended Code.

V.

Insider Trading Policy

The  Investment  Company  Act  of  1940,  as  amended  in  1970,  prohibits  insider  trading  in  securities

held  or  to  be  acquired  by  an  investment  company  in  contravention  of   rules   and   regulations

promulgated  by  the  Securities  and  Exchange  Commission.   The  legislative  history  indicates  that

such   legislation   was   adopted   to   prohibit   "insiders"   from   making   personal   profits   by   taking

advantage  of  their  knowledge  of  the  investment  company's  plans.    In  1980,  the  Commission

adopted Rule 17j-1 under the insider trading provision.  This rule generally proscribes fraudulent or manipulative  practices  with  respect  to  securities  held  or  to  be  held  by  the  Funds,  requires  that  a code of ethics be adopted, and contains certain reporting and recordkeeping requirements.

A  violation  of  the  Investment  Company  Act  of  1940  may  be  punished  by  a  maximum  fine of $10,000 or by imprisonment for not more than five years, or both.

A.  Prohibitions.  All  Employees  are  prohibited  from  trading  on  “inside  information,”  which  is material  nonpublic  information  about  the  issuer  of  the  security.  Employees  are  prohibited  from  (1)

buying  or  selling  any  security  while  in  the  possession  of  inside  information;  (2)  communicating  to

third   parties   inside   information,   or   (3)   using   insider   information   about   ACM-I   securities

recommendations or Client holdings, to benefit Clients or to gain personal benefit.

B.   Administration.   The   Chief   Compliance   Officer   maintains   written   procedures   reasonably

designed  to  safeguard  Client  information  and  prevent  an  Insider  Trading  violation.  Any  Employee who  believes  he  or  she  may  be  in  possession  of  inside  information  should  promptly  inform  the

Compliance Department.

VI.

Restrictions Relating to Securities Transactions

A.   General   Trading   Restrictions   for   all   Employees.   The   following   prohibitions   apply   to   all

Employees.  Employee  trading  includes  trading  of  their  spouses,  dependent  relatives,  trustee  and custodial  accounts  or  any  other  account  in  which  the  Employee  has  a  financial  interest  or  over which the Employee has investment discretion.

1.  Market  Timing  Mutual  Funds.  Mutual  funds  managed  or  sub-advised  by  ACM-I  (including variable  annuities  but  excluding  money  market  funds)  are  not  intended  to  be  used  as  short-term trading  vehicles.  Employees  are  prohibited  from  engaging  in  market  timing  any  mutual  fund

(including  variable  annuities  but  excluding  money  market  funds)  managed  or  sub-advised  by

ACM-I in any manner which violates that mutual fund’s prospectus.

2.   Late Trading in Mutual Funds. Late trading in mutual funds is explicitly prohibited by law. Late trading  occurs  when  a  mutual  fund  order  is  received  from  a  client  after  the  mutual  fund's  trading deadline.  Even  though  the  Code  does  not  require  Employees  to  report  purchases  of  mutual  funds,

which  are  not  managed  or  sub-advised  by  ACM-I,  this  Code  prohibits  employees  from  engaging  in or facilitating late trading any mutual fund.

B.  Additional  Trading  Restrictions  for  all  Access  Persons.  “Access  Persons”  is  defined  in  the definitions section of this Code. The Compliance Department will inform an Employee of his status as an Access Person, obtain a written acknowledgement, and retain a current list of Access Persons.

In  addition  to  the  trading  restrictions  which  apply  to  all  Employees,  Access  Persons  are  subject  to

the   following   additional   trading  restrictions.   The   trading  restrictions   for   Access   Persons   also

include  trading  of  their  spouses,  dependent  relatives,  trustee  and  custodial  accounts  or  any  other account  in  which  the  Access  Person  has  a  financial  interest  or  over  which  the  Access  Person  has investment  discretion.  These  additional  trading  restrictions  do  not  apply  to  Exempt  Securities  and

Transactions, see section below.

.

1.   Restriction   on   Brokerage   Accounts.   No   Access   Person   may   engage   in   personal   securities

transactions  other  than  through  a  brokerage  account  which  has  been  approved  by  the  Compliance

Department.  Every  approved  account  is  required  to  provide  the  Compliance  Department  with duplicate trade confirmations and account statements.

2.  Pre-clearance of Personal Securities Transactions.

(a)  Pre-clearance.  All  Access  Persons  must  obtain  approval  from  the  Compliance  Department prior  to  entering  into  any  securities  transaction.  Approval  of  a  transaction,  once  given,  is effective  for  two  business  days  on  which  approval  was  given  or  until  the  Access  Person discovers  that  the  information  provided  at  the  time  the  transaction  was  approved  is  no longer  accurate.  If  an  Access  Person  decides  not  to  execute  the  transaction  within  the  two business days pre-clearance approval is given, or the entire trade is not executed, the Access

Person  must  request  pre-clearance  again  at  such  time  as  the  Access  Person  decides  to execute the trade. Exempt Securities and Transactions do not need to be pre-cleared.

(b)  Blue  Chip  Limited  Exemption  from  Pre-clearance.  Access  Persons  do  not  need  to  pre-clear a  purchase  or  sale  securities  which  (i)  involve  less  than  $50,000  of  the  securities  of  a company  listed  either  on  a  national  securities  exchange  or  traded  over  the  counter,  and  (ii)

have  a  market  capitalization  exceeding  $10  billion.  Securities  purchased  pursuant  to  this

Blue   Chip   exception   to   the   Blackout   Period   are   still   subject   to   the   Best   Execution

requirement and must be reported on quarterly transaction reports see below.

3.  Blackout Period for Purchases and Sales.

(a) Blackout Period. No personal securities transaction of an access person will be cleared (as provided in section VI.4) if a Fund or any client (1) has a conflicting order pending or (2) is actively considering a purchase or sale of the same security.  A conflicting order is any order for the same security, or an option on or warrant for that security, that has not been fully executed.  A purchase or sale of a security is being "actively considered" (a) when a recommendation to purchase or sell has been made for a Fund and is pending, or (b) with respect to the person making the recommendation when that person is seriously considering making the recommendation.

(b) Blue Chip Limited Exemption from Blackout Period. The Blackout Period shall not apply to any  purchase  or  sale  of  securities  which  (i)  involve  less  than  $50,000  of  the  securities  of  a company  listed  either  on  a  national  securities  exchange  or  traded  over  the  counter,  and  (ii)

have  a  market  capitalization  exceeding  $10  billion.  Securities  purchased  pursuant  to  this

Blue   Chip   exception   to   the   Blackout   Period   are   still   subject   to   the   Best   Execution

requirement and must be reported on quarterly transaction reports.

6.  Initial  Public  Offerings.  No  Access  Person  shall  acquire  any  securities  in  an  initial  public offering;  provided  that  access  personnel  listed  on  Schedule  A  may  acquire  a  security  in  an  initial public  offering  if  (i)  such  security  is  acquired  from  a  broker-dealer  not  affiliated  with  the  Funds  and

(ii) such access person has received the express written prior approval of the Compliance Department.

7.   Private   Placements.   Access   Person   purchases   and   sales   of   "private   placement"   securities

(including all private equity partnerships, hedge funds, limited partnership or venture capital funds)

must  be  pre-cleared  with  the  Compliance  Department.  No  Access  Person  may  engage  in  any  such

transaction   unless   the   Compliance   Department   has   previously   determined   in   writing   that   the

contemplated  investment  does  not  involve  any  potential  for  conflict  with  the  investment  activities

of   ACM-I’s   Clients.   However,   Access   Persons   do   not   need   to   pre-clear   private   placement

opportunities  that  are  offered  solely  to  ACM-I  employees  (for  example  limited  partnership  units  in

ACM-I).

C. Trading Restrictions for Independent Directors.

The following restrictions apply only to Independent Directors, as defined in the definitions section of this Code, of a mutual fund which ACM-I serves as manager.

1.   Restrictions  on  Purchases  and  Sales.  No  Independent  Director  may  purchase  (sell)  any  security

which,   to   the   Independent   Director's   knowledge   at   the   time,   is   being   purchased   or   is   being

considered  for  purchase  (sold  or  being  considered  for  sale)  by  any  mutual  fund  for  which  he  or  she is a director. This prohibition shall not apply to Exempted Securities and Transactions.

2.   Restrictions   on   Trades   in   Securities   Related   in   Value.   The   restrictions   applicable   to   the

transactions in securities by Independent  Directors  shall  similarly  apply  to securities  that  are  issued by the same issuer and whose value or return is related, in whole or in part, to the value or return of the security purchased or sold by any Fund for which he or she is a director.

VII.     Service as a Director

A.  Service  as  a  Director.  Access  Persons  are  prohibited  from  serving  on  the  Boards  of  Directors  of publicly  traded  companies  unless  the  Compliance  Officer  determines,  in  writing,  that  such  service is  not  inconsistent  with  the  interests  of  Clients.  The  Access  Person  shall  be  prohibited  from discussing the issuer with persons making investment decisions with respect to such issuer.

VIII.    Reporting   Requirements   for   All   Employees,   Access   Persons,   and   Independent

Directors

A.  Reporting  Requirements. All  Employees, Access Persons, and certain Independent Directors are subject  to  different  reporting  requirements,  as  listed  below.  The  requirements  also  apply  to  all transactions  in  the  accounts  of  spouses,  dependent  relatives  and  members  of  the  same  household,

trustee    and    custodial    accounts    or    any    other    account    in    which    the    Employee/Access

Person/Independent  Director  has  a  financial  interest  or  over  which  the  Employee/Access  Person/

Independent   Director   has   investment   discretion.   The   requirements   do   not   apply   to   securities

acquired  for  accounts  over  which  the  Employee/Access  Person/Independent  Director  has  no  direct or indirect control or influence.

Any  holdings  or  transaction  report  may  contain  a  statement  that  the  report  will  not  be  construed  as an  admission  that  the  person  making  the  report  has  any  direct  or  indirect  beneficial  ownership  in the security to which the report relates.

(1)  Initial Holdings Report.

(a)   All   Employees.   All   must   disclose   their   personal   securities   holdings   in   mutual   funds

(including  variable  annuities  but  excluding  money  market  funds)  managed  or  sub-advised by ACM-I to the Compliance Department within 10 days of commencement of employment with  ACM-I.  Similarly,  securities  holdings  of  all  new  related  accounts  must  be  reported  to the Compliance Department within 10 days of the date that such account becomes related to the employee. Information in the initial holdings report must be current as of a date no more than  45  days  prior  to  the  date  the  person  becomes  an  Employee.  The  report  must  be

provided  in  a  form  acceptable  to  the  Compliance  Department.   Employees  are  not  required

to  report  purchases  or  sales  of  mutual  funds,  which  are  not  managed  or  sub-advised  by

ACM-I.

(b) All Access Persons. All Access Persons must disclose their personal securities holdings (not just  mutual  funds  managed  or  sub-advised  by  ACM-I)  to  the  Compliance  Department

within   10   days   of   commencement   of   employment   as   an   Access   Person   with   ACM-I.

Similarly,   securities   holdings   of   all   new   related   accounts   must   be   reported   to   the

Compliance Department within 10 days of the date that such account becomes related to the employee.  Information  in  the  initial  holdings  report  must  be  current  as  of  a  date  no  more than  45  days  prior  to  the  date  the  person  becomes  an  Access  Person.  An  initial  holdings reports  shall  include  at  a  minimum  the  title,  number  of  shares,  principal  amount,  the  name of  any  broker,  dealer  or  bank  with  which  the  Access  Person  maintains  an  account  in  which any  securities  are  held  for  the  Access  Person's  direct  or  indirect  benefit;  and  the  date  the

Access  Person  submits  the  report.  Exempt  Securities  and  Transactions  do  not  need  to  be reported.

(c)  Independent  Directors.  Independent  Directors  are  not  required  to  make  an  initial  holdings report.

(2)  Annual Holdings Report.

(a)  All  Employees.  All  Employees  must  submit  an  annual  holdings  report  to  the  Compliance

Department.  The  annual  holdings  report  must  detail  holdings  in  mutual  funds  (including variable  annuities  but  excluding  money  market  funds)  managed  or  sub-advised  by  ACM-I as  of  a  date  no  more  than  45  days  before  the  report  is  submitted  and  the  Compliance

Department may mandate a single reporting date, e.g. as of December 31st. The report must

be   provided  in   a   form   acceptable   to   the   Compliance   Department.   Employees   are   not

required to report purchases or sales of mutual funds, which are not managed or sub-advised by ACM-I.

(b)   Access   Persons.   All   Access   Persons   must   submit   an   annual   holdings   report   to   the

Compliance  Department.  The  annual  holdings  report  must  detail  all  holdings  (not  just mutual  funds  managed  or  sub-advised  by  ACM-I)  as  of  a  date  no  more  than  45  days  before the  report  is  submitted  and  the  Compliance  Department  may  mandate  a  single  reporting date,  e.g.  as  of  December  31st.  Annual  holdings  reports  shall  at  a  minimum  contain  the same  information  for  each  security  which  is  required  for  an  initial  holdings  report.  Exempt

Securities and Transactions do not need to be reported.

(3)  Quarterly Transaction Report.

(a)   All   Employees.   All   Employees   must   submit   quarterly   a   transactions   report   to   the

Compliance Department within 30 days after the end of each calendar quarter. The quarterly transaction  report  must  detail  all  securities  transactions  in  mutual  funds  (including  variable annuities but excluding money market funds) managed or sub-advised by ACM-I during the

preceding  calendar  quarter.  The  report  must  be   provided   in   a   form  acceptable   to   the

Compliance  Department.  Employees  are  not  required  to  report  purchases  or  sales  of  mutual funds, which are not managed or sub-advised by ACM-I.

(b)  Access  Persons.  All  Access  Persons  must  submit  quarterly  a  transactions  report  to  the

Compliance Department within 30 days after the end of each calendar quarter. The quarterly transaction  report  must  detail  all  securities  transactions  (not  just  mutual  funds  managed  or sub-advised  by  ACM-I)  in  the  preceding  calendar  quarter  in which  the  Access  Person had  a direct  or  indirect  beneficial  interest.  The  quarterly  transaction  report  shall  at  a  minimum include  the  date  of  the  transaction,  title,  number  of  shares,  principal  amount,  the  nature  of the  transaction  (i.e.  purchase,  sale,  etc.),  the  price  at  which  the  transaction  was  affected,  the name  of  the  broker,  dealer  or  bank  which  executed  the  transaction,  and  the  date  the  Access

Person submits the report. Exempt Securities and Transactions do not need to be reported.

(4)  Annual  Certification  of  Compliance.  All  Employees/Access  Persons  and  Independent  Directors

of  a  mutual  fund  which  ACM-I  serves  as  manager,  must  certify  annually  to  the  Compliance

Department  that  (1)  they  have  read,  understand,  and  agree  to  abide  by  the  applicable  portions  of this  Code  of  Ethics;  (2)  they  have  complied  with  all  requirements  of  the  Code  of  Ethics,  except  as otherwise  notified  by  the  Compliance  Department  that  they  have  not  complied  with  certain  of  such requirements;  and  (3)  they  have  reported  all  transactions  required  to  be  reported  under  the  Code  of

Ethics.

(5)  Review  of  Transactions  &  Holdings  Reports  and  Certifications.  The  Compliance  Department

shall   review   all   transactions   reports,   holdings   reports,   and   certifications.   The   Compliance

Departments’ review of transactions reports and holdings reports shall include at least the following items, where appropriate:

(a)  an  assessment  of  whether  the  reporting  person  followed  all  procedures  required  by  this

Code;

(b)  compare the personal trading to any insider-trading restricted lists;

(c)  assess whether the reporting person is trading for his/her own account in the same securities which  ACM-I  is  trading  for  Clients,  and  if  so,  whether  the  Clients  are  receiving  terms  as favorable as the reporting person takes for himself/herself;

(d)  periodically  analyze  the  reporting  person's  trading  for  patterns  that  may  indicate  abuse,

including market timing;

(e)  for  Access  Persons  making  investment  decisions  on  behalf  of  Clients,  investigate  any substantial  disparities  between  the  quality  of  performance  the  reporting  person  achieves  for his/her own account and that he/she achieves for clients; and

(f)  for  Access  Persons  making  investment  decisions  on  behalf  of  Clients,  investigate  any

substantial   disparities   between   the   percentage   of   trades   that   are   profitable   when   the

reporting  person  trades  for  his/her  own  account  and  the  percentage  that  are  profitable  when he/she makes investment decisions for Clients.

IX.

Exempted Securities and Transactions

A.  The  following  securities  and  transactions  do  not  present  the  opportunity  for  improper  trading activities  that  Rule  204A-1  and  Rule  17j-1  are  designed  to  prevent;  therefore,  unless  otherwise indicated, the restrictions set forth in Restrictions Relating to Securities Transactions and Reporting

Requirements shall not apply to the following exempted transactions or securities.

(1)  Managed  Account.  Purchases  or  sales  in  an  account  over  which  the  Employee  has  no  direct  or

indirect   influence   or   control   (e.g.,  an   account   managed   on   a   fully   discretionary   basis   by   an

investment  adviser  or  trustee).  The  managed  account  shall  be  prohibited  from  purchasing  initial public  offerings  or  private  placements  without  abiding  by  the  procedures  established  under  this

Code to restrict investments by Access Persons in initial public offerings or private placements.

(2)   Automatic   Investment   Plans.   Purchases,   which   are   made   by   reinvesting,   cash   dividends

pursuant to an automatic dividend reinvestment plan.

(3) U.S. Government Securities. Purchases or sales of direct obligations of the U.S. Government.

(4)   Mutual  Funds  Not  Managed  or  Sub-Advised  by  ACM-I.  Purchases  or  sales  of  mutual  funds

(including variable annuities), which are not managed or sub-advised by ACM-I.

(5)  Cash  Instruments.  Purchases  or  sales  of  bank  certificates,  bankers’  acceptances,  commercial paper  and  other  high  quality  short-term  (less  than  365  day  original  maturity)  debt  instruments,

repurchase agreements, and money market funds.

(6)  Unit  Investment  Trusts.  Shares  issued  by  unit  investment  trusts  that  are  invested  exclusively  in one or more open-end funds, none of which are managed or sub-advised by ACM-I.

 (7)    Classes  of  Securities  Exempted  by  the  Chief  Compliance  Officer.  The  Chief  Compliance

Officer  shall  maintain  a  list  of  classes  of  securities  which  the  Chief  Compliance  Officer  has determined,  in  writing,  do  not  present  the  opportunity  for  improper  trading  activities  that  Rule

204A-1  and  Rule  17j-1  are  designed  to  prevent.  For  example,  as  of  the  date  that  this  Code  was originally  adopted,  municipal  bonds  were  a  class  of  securities,  which  would  not  be  an  appropriate investment  for  ACM-I  to  make  on  behalf  of  any  Client.  Factors  which  the  Chief  Compliance

Officer  may  consider  when  determining  whether  or  not  a  class  of  securities  would  be  appropriate for  any  Client  include  whether  (i)  purchasing  such  securities  would  be  consistent  with  the  Client’s reasonable  expectations;  (ii)  they  may  assist  the  Client  in  pursuing  its  investment  objective;  (iii)

they  are  consistent  with  the  Client’s  investment  strategy;  (iv)  they  will  cause  the  Client  to  violate any  of  its  investment  restrictions;  or  (v)  they  will  materially  change  the  Client’s  risk  profile  as described in documents which ACM-I has provided to the Client.

B.  The  restrictions  set  forth  in  Restrictions  Relating  to  Securities  Transactions  do  not  apply  to  the following  exempted  transactions  or  securities.  However,  these  transactions  are  subject  to  Reporting by Access Persons.

(1)  Involuntary  Transactions.  Purchases  or  sales,  which  are  non-volitional  on  the  part  of  the employee  (e.g.,  an  in-the-money  option  that  is  automatically  exercised  by  a  broker;  a  security  that is  called  away  as  a  result  of  an  exercise  of  an  option;  or  a  security  that  is  sold  by  a  broker,  without employee consultation, to meet a margin call not met by the employee).

(2)   Pro-Rata  Rights.  Purchases  effected  upon  the  exercise  of  rights  issued  by  an  issuer  pro-rata  to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

(3)   Commodities  and  Futures.  Purchases  or  sales  of  commodities,  currency  futures  and  futures  on broad-based  indices,  options  on  futures  and  options  on  broad-based  indices.  The  Compliance

Department  determines  which  indexes  are  "broad-based  indices.”  Also  exempted  are  exchange-

traded  securities,  which  are  representative  of,  or  related  closely  in  value  to,  these  broad-based indices.

(4)   Gifts.  The  receipt  of  a  bona  fide  gift  of  securities.  Donations  of  securities,  however,  require pre-clearance.

X.

Sanctions

(A) Sanctions may include, but are not limited to, (1) a letter of caution or warning, (2) reversal of a trade,  (3)  disgorgement  of  a  profit  or  absorption  of  costs  associated  with  a  trade,  (4)  fine  or  other monetary  penalty,  (5)  suspension  of  personal  trading  privileges,  (6)  suspension  of  employment

(with  or  without  compensation),  (7)  termination  of  employment,  (8)  civil  referral  to  the  SEC  or other civil regulatory authorities, or (9) criminal referral.

XI.

Administration of the Code of Ethics

A.  Appointment  of  a  Compliance  Officer.  ACM-I,  and  each  of  the  mutual  funds,  which  ACM-I serves  as  manager,  shall  appoint  a  Chief  Compliance  Officer  and  shall  keep  a  record  for  five  years of the persons serving as Chief Compliance Officer and their dates of service.

B.  Administration  of  the  Code.  The  Chief  Compliance  Officer  shall  administer  the  Code  and  shall use  reasonable  diligence  and  institute  procedures  reasonably  necessary  to  review  reports  submitted by persons reporting under this Code.

C.  Interpretations. The  Chief Compliance  Officer  shall  interpret  the  Code,  focusing  upon  achieving the goals of Rule 17j-1 and Rule 204A-1. Unless otherwise specified, all terms in the Code shall be interpreted  consistently  with  the  general  understanding  of  such  terms  in  Rule  17j-1,  and  Rule

204A-1

D.  Recordkeeping  for  the  Code.  The  Chief  Compliance  Officer  shall  maintain  Code  records  at

ACM-I  principal  place  of  business,  which  shall  be  made  available  to  the  SEC  as  legally  required for  examination.  Code  records  shall  include  (1)  copies  of  all  versions  of  the  Code  in  effect,  (2)  all violations  of  the  Code  and  any  action  taken  as  a  result  of  the  violation,  (3)  all  reports  made  by

Employees, Access Persons, and Independent Directors, (4) records of all persons required to make reports  under  this  Code,  (5)  records  of  all  persons  who  were  responsible  for  reviewing  Code reports, and (6) records of any decision to allow Access Persons to purchase Initial Public Offerings or Private Placements. All records shall be maintained for a period of five years.

E.  List  of  Employees,  Access  Persons,  Independent  Directors.  The  Chief  Compliance  Officer  shall prepare  a  list  of  Employees,  Access  Persons,  and  Independent  Directors,  shall  update  the  list  as necessary, and shall maintain a record (for 5 years) of former lists.

F.  Notice  of  Status  as  Access  Person  or  Independent  Director.  The  Chief  Compliance  Officer  shall notify  each  Access  Person  and  Independent  Director  of  their  status,  provide  them  with  a  copy  of this Code, and obtain an acknowledgment from such person of receipt thereof.

G. Notice of Material Amendments to the Code. The Chief Compliance Officer shall provide notice of material amendments to the Code to every Employee.

H. Exemptions to the Code.

(1) Mutual Funds which ACM-I  Does Not Serve as Manager.

(2)  Mutual Funds which ACM-I Serves as Manager. With respect to any mutual fund which ACM-

I  serves  as  manager,  the  Independent  Directors  of  that  mutual  fund  may  exempt  any  person  from application  of  any  section(s)  of  the  Code;  (iii)  A  written  memorandum  shall  specify  the  section(s)

of this Code from which the person is exempted and the reasons therefore.

I.  Quarterly  Directors’  Report.  The  Chief  Compliance  Officer  for  each  of  the  mutual  funds,  which

ACM-I  serves  as  manager,  shall  compile  a  quarterly  report  to  be  presented  to  the  Board  of

Directors  of  each  such  mutual  fund.  Such  report  shall  discuss  compliance  with  this  Code,  and  shall provide  details  with  respect  to  any  material  failure  to  comply  and  the  actions  taken  by  the  Chief

Compliance Officer upon discovery of such failure.

J. Annual Directors’ Report. Not less than once a year the Chief Compliance Officer for each of the mutual  funds,  which  ACM-I  serves  as  manager,  shall  furnish  to  Independent  Directors  of  such mutual funds, and the Independent Directors shall consider, a written report that:

(1)  Describes  any  material  issues  arising  under  the  Code  since  the  last  report  to  the  Directors,

including,  but  not  limited  to,  information  about  material  violations  of  the  Code  and  sanctions imposed  in  response  to  the  material  violations.  The  annual  written  report  may  incorporate  by reference  information  included  in  written  quarterly  reports  previously  presented  to  the  Directors;

and

(2)  Certifies  that  ACM-I  has  adopted  procedures  reasonably  necessary  to  prevent  Employees  and

Access Persons from violating the Code.

XII.     Approval and Review by Boards of Directors

The  Board  of  Directors  (including  a  majority  of  the  Independent  Directors)  of  each  of  the  mutual funds  managed  or  sub-advised  by  ACM-I  must  approve  this  Code.  Additionally,  any  material changes  to  this  Code  must  be  approved  by  the  Board  of  Directors  within  six  months  after  adoption of  any  material  change.  Each  Board  of  Directors  must  base  its  approval  of  the  Code  and  any material  changes  to  the  Code  on  a  determination  that  the  Code  contains  provisions  reasonably necessary  to  prevent  employees  from  engaging  in  any  conduct  prohibited  by  Rule  17j-1.  Prior  to approving  the  Code  or  any  material  change  to  the  Code,  the  Board  of  Directors  must  receive  a certification  from  the  mutual  fund,  the  investment  adviser,  and  principal  underwriter  that  each  has adopted procedures reasonably necessary to prevent employees from violating this Code.

XIII.    Definitions

(1) “1940 Act” means the Investment Company Act of 1940, as amended.

(2)  “Access  Person”  means  any  Employee  (as  defined  in  this  Code)  who  (a)  has  access  to

nonpublic   information   regarding   any   clients'   purchase   or   sale   of   securities,   or   nonpublic

information  regarding  the  portfolio  holdings  of  any  reportable  fund,  or  (b)  are  involved  in  making

securities   recommendations   to   clients,   or   who   has   access   to   such   recommendations   that   are

nonpublic.  All  ACM-I  Owners  and  Officers  are  Access  Persons.  The  Compliance  Department  may

also  determine,  in  writing,  to  treat  certain  Employees  who  do  not  meet  the  definition  of  Access

Person as Access Persons for the purposes of this Code.

(3) “Advisers Act” means the Investment Advisers Act of 1940, as amended.

(4)  “Beneficial  ownership”  is  interpreted  in  the  same  manner  as  it  would  be  under  section  1616a-

1(a)(2)  of  the  Securities  Exchange  Act  of  1934  in  determining,  whether  a  person  has  beneficial ownership  of  a  security  for  purposes  of  section  16  of  the  Securities  Exchange  Act  of  1934  and  the

rules and regulations thereunder.

(5)  “Chief  Compliance  Officer”  means  that  individual  so  designated  by  ACM-I  and  each  mutual

Fund, which ACM-I serves as manager.

(6) “Clients” means advisory Clients of ACM-I.

(7) “Code” means this Code of Ethics.

(8)  “ACM-I”  means  Avant  Capital  Management  I,  L.L.C.  and  all  affiliated  entities  under  common control, excluding any investment companies.

(9)  “Employee”  means  employees  of  Avant  Capital  Management  I,  L.L.C.,  (including  employees of  its  affiliates  entities)  and  has  the  same  meaning  as  “supervised  persons”  as  defined  in  section

202(a)(25)  of  the  Advisers  Act.  These  include  Owners,  Officers,  Employees,  and  any  other  person who provides advice on behalf of ACM-I and is subject to ACM-I  supervision and control.

(10)  “Federal  Securities  Laws”  means  the  Securities  Act  of  1933,  the  Securities  Exchange  Act  of

1934,  the  Sarbanes-Oxley  Act  of  2002,  the  Investment  Company  Act  of  1940,  the  Investment

Advisers  Act  of  1940,  Title  V  of  the  Gramm-Leach-Bliley  Act  (1999),  any  rules  adopted  by  the

Securities  and  Exchange  Commission  under  any  of  these  statutes,  the  Bank  Secrecy  Act  as  it

applies   to   registered   investment   companies   and   investment   advisers,   and   any   rules   adopted

thereunder by the Securities and Exchange Commission or the Department of the Treasury.

(11)  “Independent  Directors”  means  Directors  of  any  mutual  fund,  which  ACM-I  serves  as  both manager  and  Principal  underwriter  who  are  not  “interested  persons”  of  the  Fund  or  ACM-I,  as defined in the 1940 Act.

(12)  “Mutual  funds,”  are  registered  open-end  management  investment  companies.  These  include variable annuities, which are a form of registered open-end management Investment Company.

CH3 1048799.1

AVANT CAPITAL MANAGEMENT I, L.L.C.

Code of Ethics Affirmation

I affirm that I have received a copy of the Avant Capital Management I, L.L.C. Code of Ethics

and  have  read  and  understand  it.   I  acknowledge  that  I  am  subject  to  the  Code  and  will  comply  with the Code in all respects.

Date:    ____________________________

____________________________________

Signature

SCHEDULE A

Avant Capital Management I, L.L.C.:    Richard D. Andrews

Effective: September 1, 2007